Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
William S. McCalmont 972/753-2314 Executive Vice President & CFO wmccalmont@acecashexpress.com	Darla Ashby 972/550-5037 Director, Public Affairs dashby@acecashexpress.com

ACE CASH EXPRESS REPORTS FISCAL 2004 FIRST QUARTER
NET INCOME INCREASES 25 PERCENT
Increases Fiscal Year EPS Guidance

     DALLAS (October 23, 2003)—ACE Cash Express, Inc. (NASDAQ:AACE) announced diluted earnings per share of $0.28 for its fiscal 2004 first quarter ended September 30, 2003, a 20 percent increase over its diluted earnings per share of $0.24 in the prior year period. Net income of $3.0 million in the first quarter of fiscal 2004 increased 25 percent from the $2.4 million of net income in the first quarter of fiscal 2003.

     During the first quarter of fiscal 2004, ACE’s total revenue decreased by 0.6 percent to $55.7 million from $56.1 million in the first quarter of fiscal 2003. This decline is primarily due to elimination of short-term loan products in Georgia, North Carolina, and Alabama locations and the transition to a materially different short-term loan product in Florida. Excluding revenue related to the loan products in these four states, ACE’s revenue increased by 6.5 percent, to $55.1 million in the first quarter of fiscal 2004 from $51.8 million in the first quarter of fiscal 2003.

     “We had a strong quarter and are pleased to see the increase in our same store check-cashing fees, which were up 8.4 percent over same store check-cashing fees in fiscal 2003. Although fewer stores offered loan-related products during the first quarter of fiscal 2004 compared to the same period last year, in the stores which continued to offer comparable loan products, loan fees increased 6.1 percent,” said Donald H. Neustadt, chief executive officer of ACE.

     “Our performance in the first quarter was excellent,” stated Jay B. Shipowitz, president of ACE, “Our bill-payment revenue has grown at double-digit rates over the past five consecutive quarters and we believe there are significant additional growth opportunities with this service. Overall, we believe the first quarter success is a result of our ongoing efforts to use our technology to provide enhanced customer service.”

     Among the Company’s accomplishments during the first quarter of fiscal 2004 were:

•	The total ACE store network, including franchised stores, had a record 9.3 million customer visits and processed approximately $2.4 billion in transactions.

•	Same store check-cashing fees in company-owned stores increased 8.4 percent over the prior year period.

•	ACE company-owned stores cashed 3.3 million checks, resulting in check-cashing fees of $27.7 million, a 5.7 percent increase in the check-cashing fees of $26.2 million in the first quarter of fiscal 2003.

•	Bill-payment revenue increased 25 percent, to $3.8 million from $3.1 million in the first quarter of fiscal 2003.

•	During the first quarter of fiscal 2004, ACE processed 464,000 loan transactions.

•	ACE reduced the average amount borrowed on its revolving credit agreement in the first quarter of fiscal 2004 to $79 million from the $93 million borrowed in the first quarter of fiscal 2003.

     During the first quarter of fiscal 2004, the Company opened four newly constructed stores, acquired one franchised store and closed five company-owned stores. The Company also opened seven franchised stores in the first quarter of fiscal 2004. During the quarter, ACE secured commitments to open 30 more franchised stores. In total, ACE franchisees have committed to opening 100 more franchises over the next five years. Mr. Shipowitz added, “We remain dedicated to opening 40 new company-owned stores and 30 new franchised stores in fiscal 2004. We have ten company-owned stores under construction and an additional 25 leases for company-owned stores being negotiated.”

Business Outlook for the Remainder of Fiscal 2004

     The statements preceded by bullet points below are the Company’s outlook or forecast for the Company’s business for the second quarter ending December 31, 2003 and the fiscal year ending June 30, 2004. These statements are made only as of October 23, 2003 and indicate only the expectations of the Company’s management as of that date. These statements supersede any and all previous statements made by the Company regarding the matters addressed. These statements are “forward-looking statements,” cannot be guaranteed and may prove to be wrong.

•	The Company expects total revenue for fiscal 2004 to range between $235 million and $240 million.

•	The Company is increasing its fiscal 2004 diluted earnings per share guidance and expects fully diluted earnings per share to range between $1.41 and $1.45 for fiscal 2004.

•	Based on the Company’s annual forecast, historical operating trends and historical second quarter performance, the Company expects diluted earnings per share to range between $0.24 to $0.26 for its second fiscal quarter ending December 31, 2003.

     This outlook is based upon various assumptions, which include, but are not limited to, the following: (1) the opening of 40 newly-constructed stores in fiscal 2004, the closure of 15 to 20 stores during the normal course of business in fiscal 2004, but no other increase or decrease in the number of the Company’s owned stores (whether by acquisition or otherwise) and the opening of 30 franchised stores in fiscal 2004; (2) no material change in the products or services offered at the Company’s locations as of September 30, 2003 or in the terms or procedures for offering such products and services; and (3) no material adverse results from any litigation or regulatory proceedings against the Company, either currently existing or that may arise in the future.

Forward-looking Statements

     This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings.

     Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations, and the related statements, are based on the assumptions of ACE’s management and are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties, and other factors, could cause the actual results to differ materially from those projected in the forward-looking statements.

     Those risks, uncertainties, and factors include, but are not limited to, matters described in ACE’s reports filed with the Securities and Exchange Commission, such as:

•	Competition within the check-cashing industry as well as from banks, saving and loans, short-term consumer lenders, and other similar financial services entities and from other retail businesses that offer products and services offered by ACE;

•	Maintenance of relationships with providers of financing for ACE and with key providers of products and services either offered by ACE to its customers or used by ACE in its business;

•	Changes in laws, regulations or accounting standards and decisions or actions taken by courts, regulators and governmental authorities;

•	Availability of financing, suitable locations, acquisition opportunities and experienced management to implement ACE’s growth strategy;

•	Increases in interest rates, which would increase ACE’s borrowing costs;

•	Lawsuits and regulatory proceedings and their respective results, including settlements.

     ACE does not assume, but expressly disclaims, any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of ACE’s Common Stock.

About the Company

     ACE Cash Express, Inc. is headquartered in Irving, Texas and is the largest owner, operator and franchiser of check-cashing stores in the United States. Founded in 1968, the Company had a total network of 1,174 stores, consisting of 968 company-owned stores and 206 franchised stores in 36 states and the District of Columbia as of September 30, 2003. ACE also operates self-service machines, which provide check-cashing or other financial services without the need for a service associate, at 20 company-owned store locations, 22 third-party bill-payment locations, and, during the tax season, ACE plans to place approximately 220 machines at H&R Block retail offices. ACE offers a broad range of check-cashing and other consumer financial services. ACE is one of the largest providers of MoneyGram wire transfer transactions, and it offers money orders, bill payment services, and prepaid local and long distance telecommunication services. Small, short-term consumer loans are also available to customers at various ACE company-owned stores. The Company’s website is found at www.acecashexpress.com.

ACE CASH EXPRESS, INC. AND SUBSIDIARIES
INTERIM UNAUDITED
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)

	Three Months Ended
	September 30,

	2003	2002

Revenues	$55,701	$56,061
Store expenses:
Salaries and benefits	14,255	14,440
Occupancy	7,249	7,278
Provision for loan losses and doubtful accounts	6,351	6,454
Depreciation	1,737	1,755
Other	8,777	8,456

Total store expenses	38,369	38,383

Store gross margin	17,332	17,678
Region expenses	4,477	4,139
Headquarters expenses	4,313	4,011
Franchise expenses	263	262
Other depreciation and amortization	1,017	1,489
Interest expense	2,235	3,640
Other expenses, net	16	127

Income before income taxes	5,011	4,010
Income taxes	2,004	1,604

Net income	$3,007	$2,406

Basic earnings per share	$.29	$.24
Weighted average number of common shares outstanding – basic	10,296	10,181
Diluted earnings per share	$.28	$.24
Weighted average number of common and dilutive shares outstanding – diluted	10,589	10,184

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30,	June 30,
	2003	2003

	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$93,226	$108,110
Accounts receivable, net	5,628	9,429
Loans receivable, net	14,203	13,000
Prepaid expenses, inventories, and other current assets	10,788	10,742

Total Current Assets	123,845	141,281

Noncurrent Assets
Property and equipment, net	30,982	32,352
Covenants not to compete, net	1,066	1,151
Goodwill, net	75,641	75,586
Other assets	8,032	8,398

Total Assets	$239,566	$258,768

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Revolving advances	$69,000	$83,900
Accounts payable, accrued liabilities, and other current liabilities	35,955	40,756
Money orders payable	5,550	6,884
Term advances	3,833	3,833
Notes payable	719	778

Total Current Liabilities	115,057	136,151

Noncurrent Liabilities
Term advances	33,478	34,436
Notes payable	113	110
Other liabilities	8,485	9,087

Total Liabilities	157,133	179,784

Commitments and Contingencies	—	—
Shareholders’ Equity Preferred stock, $1 par value, 1,000,000 shares authorized, none Issued and outstanding	—	—
Common stock, $.01 par value, 20,000,000 shares authorized, 10,556,379 and 10,395,113 shares issued and 10,344,979 and 10,183,713 shares outstanding, respectively	103	102
Additional paid-in capital	25,962	24,385
Retained earnings	61,251	58,244
Accumulated comprehensive loss	(773)	(1,017)
Treasury stock, at cost, 211,400 shares	(2,707)	(2,707)
Unearned compensation — restricted stock	(1,403)	(23)

Total Shareholders’ Equity	82,433	78,984

Total Liabilities and Shareholders’ Equity	$239,566	$258,768

ACE CASH EXPRESS, INC. AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL DATA
(unaudited)

	Three Months Ended		Year Ended
	September 30,		June 30,

	2003	2002	2003	2002	2001

Supplemental Statistical Data:
Company-owned stores in operation:
Beginning of period	968	1,003	1,003	988	915
Acquired	1	1	2	8	133
Opened	4	1	14	39	49
Sold	—	—	(23)	—	(4)
Closed (1)	(5)	(3)	(28)	(32)	(105)

End of period	968	1,002	968	1,003	988

Franchised stores in operation:
Beginning of period	200	184	184	175	157
Opened	7	5	26	22	30
Acquired by ACE	(1)	(1)	(2)	(8)	(4)
Closed/Sold	—	—	(8)	(5)	(8)

End of period	206	188	200	184	175

Total store network	1,174	1,190	1,168	1,187	1,163

Percentage increase (decrease) in comparable store revenues from prior period (2):
Total revenues	(0.2%)	8.4%	1.5%	15.6%	23.3%
Excluding loan fees and interest	6.5%	9.2%	4.9%	7.3%	0.3%
Capital expenditures (in thousands)	$795	$793	$4,771	$7,127	$12,655
Cost of net assets acquired (in thousands)	$60	$47	$673	$1,177	$35,841
Operating Data (Check Cashing and Money Orders):
Face amount of checks cashed (in millions)	$1,156	$1,106	$5,040	$4,843	$4,498
Face amount of money orders sold (in millions)	$369	$408	$1,600	$1,711	$1,709
Face amount of average check	$354	$349	$383	$378	$358
Average fee per check	$8.47	$8.26	$9.65	$9.36	$8.38
Fees as a percentage of average check	2.39%	2.37%	2.52%	2.48%	2.34%
Number of checks cashed (in thousands)	3,266	3,170	13,148	12,821	12,580
Number of money orders sold (in thousands)	2,302	2,657	10,256	11,562	12,787
Collections Data (Check Cashing):
Face amount of returned checks (in thousands)	$5,353	$5,544	$24,087	$23,637	$26,536
Collections (in thousands)	3,356	3,985	16,935	16,090	17,717

Net write-offs (in thousands)	$1,997	$1,559	$7,152	$7,547	$8,819

Collections as a percentage of returned checks	62.7%	71.9%	70.3%	68.1%	66.8%
Net write-offs as a percentage of revenues	3.7%	2.8%	3.1%	3.3%	4.5%
Net write-offs as a percentage of the face amount of checks cashed	0.17%	0.14%	0.14%	0.16%	0.20%

(1)	Includes the 85 stores closed in the fourth quarter of fiscal 2001 resulting from a plan established and executed by management during the third quarter of fiscal 2001.

(2)	Calculated based on the changes in revenues of all stores open for both of the full year and three month periods compared.

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL DATA, continued
(unaudited)

	Three Months Ended		Year Ended
	September 30,		June 30,

	2003	2002	2003	2002	2001

Small Consumer Loans Excluding Loans Processed for Republic Bank:
Operating Data:
Volume (in thousands)	$86,412	$142,377	$420,129	$502,013	$396,783
Average advance	$265	$267	$268	$269	$269
Average finance charge	$38.99	$45.21	$42.71	$45.61	$42.30
Number of loan transactions – new loans and refinances (in thousands)	327	534	1,587	1,866	1,477
Matured loan volume (in thousands)	$84,244	$134,509	$432,900	$489,887	$370,559
Balance Sheet Data (in thousands):
Gross loans receivable	$24,090	$37,531	$21,734	$29,569	$27,768
Less: Allowance for losses on loans receivable	9,887	13,826	8,734	12,213	13,382

Loans receivable, net of allowance	$14,203	$23,705	$13,000	$17,356	$14,386

Allowance for losses on loans receivable:
Beginning of period	$8,734	$12,213	$12,213	$13,382	$—
Provision for loan losses	4,540	6,344	19,361	21,924	26,429
Charge-offs	(3,459)	(4,989)	(23,729)	(24,519)	(13,510)
Recoveries	72	258	889	1,426	463

End of period	$9,887	$13,826	$8,734	$12,213	$13,382

Provision for loan losses as a percent of matured loan volume	5.4%	4.7%	4.5%	4.5%	7.1%
Net loan charge-offs as a percent of volume (1)	3.9%	3.3%	5.4%	4.6%	3.3%
Allowance as a percent of gross loans receivable	41.0%	36.8%	40.2%	41.3%	48.2%

(1)	Net loan charge-offs in the current quarter are directly related to loans that matured 180 days prior. The ratio compares the net loan charge-offs to the current quarter volume, which is lower as a result of the December 31, 2002 cessation of loan-related business in Georgia, North Carolina, and Alabama and the transition from offering the Goleta National Bank loan product to offering ACE loans or Republic Bank loans.

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL DATA, continued

	Three Months Ended			Year Ended
	September 30,			June 30,

	2003	2002		2003	2002	2001

Operating Data for Loans Processed for Republic Bank (1):
Volume — new loans and refinances (in thousands)	$40,499		$—	$63,897	$—	$—
Average advance	$295		$—	$302	$—	$—
Number of loan transactions – new loans and refinances (in thousands)	137		—	211	—	—
Matured loan volume (in thousands)	$39,960	$		$56,040	$—	$—
Provision for loan losses payable to Republic Bank (in thousands)	$1,946		$—	$2,932	$—	$—
Provision for loan losses payable to Republic Bank as a percent of matured loan volume	4.9%		—	5.2%	—	—

(1)	Republic Bank loans are short-term deferred deposit transactions offered and made by Republic Bank and Trust Company at or through the Company’s stores in Arkansas, Pennsylvania, and Texas. Republic Bank loans have been offered at those stores since January 1, 2003. The Company serves only as marketing and servicing agent for Republic Bank regarding those loans and does not acquire or own any participation interest in any of those loans. The Company’s agreement with Republic Bank provides for the Company to receive fees paid by Republic Bank and to bear a percentage of the losses from those loans.

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
REVENUE ANALYSIS
(unaudited)

	Three Months Ended		Year Ended
	September 30,		June 30,

	2003	2002	2003	2002	2001

Revenues (in thousands):
Check cashing fees	$27,661	$26,181	$125,703	$118,907	$105,479
Loan fees and interest (1)	18,455	20,677	70,806	74,197	54,771
Bill payment services	3,839	3,061	13,507	10,156	10,376
Money transfer services	2,756	2,726	10,898	10,998	10,270
Money order fees	1,593	1,772	6,960	7,554	7,245
Franchise revenues	597	544	2,346	2,199	2,257
Other fees	800	1,100	4,069	5,255	6,377

Total revenue	$55,701	$56,061	$234,289	$229,266	$196,775

	Three Months Ended		Year Ended
	September 30,		June 30,

	2003	2002	2003	2002	2001

Percentage of Revenues:
Check cashing fees	49.7%	46.7%	53.7%	51.9%	53.6%
Loan fees and interest	33.1	36.9	30.2	32.4	27.8
Bill payment services	6.9	5.4	5.8	4.4	5.3
Money transfer services	4.9	4.8	4.6	4.8	5.2
Money order fees	2.9	3.2	3.0	3.3	3.7
Franchise revenues	1.1	1.0	1.0	0.9	1.2
Other fees	1.4	2.0	1.7	2.3	3.2

Total revenue	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Loan fees and interest excluding loans made in Georgia, North Carolina, Alabama and Florida were $17.9 million in the first quarter of fiscal 2004 compared to $16.4 million in the first quarter of fiscal 2003.

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CONFERENCE CALL
OCTOBER 23, 2003
5 p.m. EDT

     An investor conference call will be held today, October 23, 2003 at 5 p.m. EDT, regarding the release of ACE Cash Express, Inc.’s fiscal 2004 first quarter earnings. The Company invites you to participate in the conference call by dialing (800) 442-9701. The confirmation code to access the call is 3266303. Donald H. Neustadt, chief executive officer; Jay B. Shipowitz, president and chief operating officer; and William S. McCalmont, executive vice president and chief financial officer, will present the first quarter review.

     For your convenience, the conference call will be replayed in its entirety beginning at approximately 7 p.m. EDT on October 23rd through 7 p.m. EDT on October 30th. If you wish to listen to a replay of this conference call, dial (800) 642-1687, provide your name and use confirmation number 3266303.

     If you have questions regarding this conference call, please contact Darla Ashby at (972) 550-5037.